EXHIBIT 10.8

                       Employment Agreement by and between
                       the Equity Bank and Frank A. Falvo
                             dated September 1, 1989



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                              EMPLOYMENT AGREEMENT
                              --------------------

     Employment Agreement dated as of September 1, 1989 by and between The Equity Bank ("Equity"), and Frank A. Falvo ("Employee").

     In consideration of the covenants and agreements herein provided the parties hereto agree as follows;

     1. Term of Employment.

     1.1 Equity hereby employs Employee, and Employee hereby accepts employment with Equity, all in accordance with the terms and conditions hereof, for a term commencing on March 15, 1990 (the "Commencement Date"), and continuing for a period of two years (the "Employment Period"), unless extended or sooner terminated as herein provided.

     1.2 Prior to the end of the first year of the Employment Period, and prior to each subsequent anniversary of the Commencement Date, either party may give the other written notice of their intention not to renew or extend the Employment Agreement. If no such notice is given, the Employment Period will be extended for an additional year without further action and the dates contained herein will be automatically adjusted accordingly. If such notice is given by either party, this Employment Agreement shall terminate one year later, on the anniversary of the Commencement Date next following the Commencement Date anniversary with respect to which such notice was given.


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     2. Duties.

     2.1 During the Employment Period, Employee shall be employed by Equity as the President and Chief Executive officer of Equity or in a similar capacity and shall have such duties, responsibilities and powers as are customary and appropriate for such officer. Employee shall report directly to the Board of Directors of Equity.

     2.2 During the Employment Period, Employee shall devote his entire business time, energies, best efforts, attention and ability to the business of Equity, shall faithfully and diligently perform the duties of his employment with Equity, and shall do all reasonably in his power to promote, develop and extend the business of Equity.

     2.3 The Bank agrees that Employee's base of operations shall stay at 1160 Silas Deane Highway, Wethersfield, Connecticut, and Employee shall not be required to operate from any other area more than sixty (60) miles from this location without Employee's prior consent.

     3. Compensation.

     3.1 During the first year of the Employment Period, Equity agrees to pay Employee as compensation for his services under this Agreement a salary at the annual rate of $110,000. Equity further agrees that prior to the expiration of any calendar year during the term of this Agreement, the Board of Directors of Equity will review the Employee's performance and will consider increasing

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Employee's salary under this Agreement for the following year. Equity will provide the Employee with an review of his performance each year and provide the the opportunity to discuss such review in a full and frank manner with the Board. This review shall be completed not less than thirty days prior to the end of each year during the Employment Period. The Board will consider granting bonuses and other benefits to Employee at such times during the Employment Period as the Board may deem appropriate.

     3.2 Upon submission of appropriate invoices or vouchers, Equity shall pay or reimburse Employee for all reasonable expenses incurred by Employee in the performance of his duties hereunder in furtherance of the business, and in keeping with the policies, of Equity. The Employee shall be reimbursed by Equity in the amount of $0.25 per mile, or any higher rate as is approved by the Internal Revenue Service and is deductible as approved, upon the submission of the appropriate vouchers, for mileage incurred by the Employee in furtherance of the business.

     3.3 Employee shall be entitled to participate in any fringe benefit plan available to Equity employees as in effect from time to time, to the extent that he may be eligible to do so under the applicable provisions of the plan.

     3.4 Employee shall be entitled to four weeks vacation in each calendar year of the Employment Period, such vacation to be taken at such time or times as he

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shall elect. Two consecutive weeks of vacation must be taken in each year. Such vacation, if not used during the first year of the Employment Period, may be accumulated by the Employee up to a total of six weeks. The Employee may not take more than three weeks of vacation in any one quarter of any year during the Employment Period.

     3.5 Employee shall be entitled to receive full compensation hereunder during any period of disability, subject to a limitation of six months and an additional six months at fifty percent of full compensation of continued salary and benefits with respect to any single disability. Any amounts paid to Employee under any disability insurance policy paid for by Eguity will be deemed to be paid to Employee by Equity for the purposes of this paragraph.

     3.6 In addition to participation in any fringe benefit plan available to Equity employees generally, Employee shall also be entitled to participate in any incentive stock option plan of Equity, and in any fringe benefit plan for senior management which may be adopted by Equity which provides benefits for such senior management based upon the profitability or asset growth of Equity.

     4. Termination by Death. If Employee dies during the Employment Period, Equity's obligations under this Agreement shall terminate immediately and

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Employee's estate or legal representative shall be entitled to all arrearages of salary and expenses an amount equal to six months' salary and a pro rata share of other benefits accrued at such time.

     5. Suspension and Termination Other Than by Death.

     5.1 Equity's Board of Directors may terminate Employee's employment at any time, but any termination by the Board of Directors other than termination for cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Termination for cause shall mean termination because of willful misconduct or gross negligence in the performance of his duties pursuant to the terms of this Agreement, or termination directed by the Banking Commissioner, the Federal Deposit Insurance Corporation, or similar regulatory authority. In the event the Employee is terminated without cause, he shall receive as termination pay the greater of (i) one year's salary at the then current rate of compensation or (ii) his then current salary for the remainder of the Employment Period.

     5.2 Employee shall have no right to receive compensation or other benefits for any period after termination for cause.

     5.3 If Employee is suspended or temporarily prohibited from participating in the conduct of Equity's affairs by action of any regulatory authority having jurisdiction over Equity, obligations under this Agreement shall be suspended as

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of the date of service of written notice of such suspension. If the charges underlying such action are dismissed, Employee shall receive the compensation withheld while Equity's obligations were suspended and reinstatement of any other obligations which were suspended.

     6. Business Materials, Covenant to Report. All written materials, records and documents made by Employee or coming into his possession concerning the business or affairs of Equity shall be the sole property of Equity and, upon the termination of his employment with Equity or upon the request of Equity at any time, Employee shall promptly deliver the same to Equity and shall retain no copies thereof. Prior to any termination of employment hereunder, Employee agrees to render to Equity such reports of the activities undertaken by Employee or conducted under Employee's direction pursuant hereto during the Employment Period as Equity may reasonably request.

     7. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as Employee is concerned, this Agreement, being personal, cannot be assigned.

     8. Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be sufficient if delivered or mailed by registered or certified mail, postage prepaid, to the following

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addresses or such other address as any party hereto shall have specified by notice in writing to the other party hereto;

         If to Employee:
         Frank A. Falvo
         267 Goff Road
         Wethersfield, Connecticut 06109

         If to Equity:

         The Equity Bank
         1160 Silas Deane Highway
         Wethersfield, Connecticut 06109

All such notices and communications shall be deemed to have been received on the date of delivery thereof or the fifth business day after the mailing thereof, whichever is earlier.

     9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

     10. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     11. Section and Other Headings. The Section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to control or affect the meaning or construction of any provision of this Agreement.

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     12. Severability. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provision of this Agreement.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                           THE EQUITY BANK

                                           by:______________________________
                                               Chairman of the Board of
                                               Directors


                                              ______________________________
                                                Frank A. Falvo
                                                Employee